Exhibit 99.1

IMMEDIATE RELEASE	NEWS
April 21, 2011	NASDAQ: EVOL

Evolving Systems Announces Definitive Agreement to Sell its Numbering Solutions Business to Neustar, Inc.

ENGLEWOOD, Colorado — Evolving Systems, Inc. (Nasdaq: EVOL), a leading provider of software solutions and services to the wireless, wireline and IP carrier market, today announced a definitive agreement to sell its Numbering Solutions business to Neustar, Inc. (NYSE: NSR) for $39.0 million in cash and the assumption of certain liabilities.  Specific terms of the transaction, which is subject to stockholder approval and other customary closing conditions, will be disclosed in SEC filings.  The Company will conduct a conference call today at 7:00 a.m. Mountain Time (9:00 a.m. Eastern) to discuss the proposed transaction.  Details for the conference call are below.

Thad Dupper, Chairman and CEO of Evolving Systems, said the proposed sale is designed to maximize shareholder value and allow the Company to concentrate on its Dynamic SIM Allocation™ (DSA), Tertio Service Activation™ (TSA), and Intelligent M2M Controller™ (IMC) solutions.

“Over the past several years we have made significant investments in our industry leading DSA solution and our expansion into international markets,” said Dupper.  “The sale of our Numbering Solutions business allows us to focus our resources, which could include as much as $48.0 million in cash, on DSA and our other service activation solutions where there is excellent potential for growth.

“In addition, our Numbering Solutions business is an ideal fit for Neustar.  Our well-established industry reputation, our portfolio of tier-1 Numbering customers, and our subject matter expertise all will be great additions to Neustar.”

In 2010 Evolving Systems’ Numbering Solutions business generated $14.5 million, or 39%, of total revenue, while the Company’s Activation and DSA businesses contributed $22.8 million, or 61%, of overall revenue.

The Company’s Board of Directors has voted unanimously in favor of the transaction.  In addition, the Singer Family Trust, which holds approximately 23% of Evolving Systems’ outstanding shares, has indicated its support of the transaction.

Evolving Systems will call a special meeting of stockholders to seek approval of the transaction and issue a proxy statement containing detailed terms and conditions of the proposed sale, which proxy statement is subject to SEC review.  Assuming satisfaction of all closing conditions and approval by stockholders, the transaction is expected to close within 120 days of signing.

Lazard acted as financial advisor and B. Riley & Co. provided a fairness opinion to Evolving Systems for this transaction.

Conference Call Details

The Company will conduct a conference call and webcast today at 7:00 a.m. Mountain Time.  The call-in numbers for the conference call are 1-877-303-6316 for domestic toll free and 650-521-5176 for international callers.  The conference ID is 61430672.  A telephone replay will be available at 1-800-642-1687 or 1-706-645-9291, conference ID 61430672.  To access a live webcast of the call, as well as a replay, please visit Evolving Systems’ website at www.evolving.com.

About Evolving Systems®

Evolving Systems, Inc. (NASDAQ-EVOL) is a provider of software and services to more than 70 network operators in over 40 countries worldwide. Its portfolio includes market-leading products for Service Activation, Service Verification, Dynamic SIM Allocation, Number Portability, Number Inventory, M2M and Mediation solutions.  Founded in 1985, the Company has headquarters in Englewood, Colorado, with offices in the United Kingdom, India and Malaysia.  Further information is available on the web at www.evolving.com.

About Neustar, Inc.

Neustar, Inc. (NYSE: NSR) provides market-leading, innovative solutions and directory services that enable trusted communication across networks, applications, and enterprises around the world.  Visit Neustar online at www.neustar.biz.

CAUTIONARY STATEMENT

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk.  Specifically, statements about the Company’s plans and timetable for selling its Numbering Solutions business, growth potential and future business following consummation of the transaction described in this press release are forward-looking statements.  These statements are based on our expectations and are naturally subject to uncertainty and changes in circumstances. Readers should not place undue reliance on these forward-looking statements, and the Company may not undertake to update these statements. Actual results could vary materially from these expectations.  For a more extensive discussion of Evolving Systems’ business, and important factors that could cause actual results to differ materially from those contained in the forward-looking statements, please refer to the Company’s Form 10-K filed with the SEC on March 8, 2011, as well as subsequently filed Forms 10-Q, 8-K and press releases.

Contact:

Investor Relations	Press Relations

Jay Pfeiffer	Sarah Hurp
High Investor Relations, Inc.	Marketing Manager
303.393.7044	Evolving Systems
jay@pfeifferhigh.com	+44 1225 478060
sarah.hurp@evolving.com